Exhibit 17(f)
COMBINED PROSPECTUS



FEBRUARY 29, 2004


















                                                      PROVIDENT RIVERFRONT FUNDS

THE RIVERFRONT LARGE COMPANY SELECT FUND

THE RIVERFRONT BALANCED FUND

THE RIVERFRONT SMALL COMPANY SELECT FUND

THE RIVERFRONT SELECT VALUE FUND

THE RIVERFRONT U.S. GOVERNMENT FUND
(FORMERLY THE RIVERFRONT U.S. GOVERNMENT INCOME FUND)

INVESTOR A SHARES

INVESTOR B SHARES


THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND

INVESTOR A SHARES

As with all mutual funds, the Securities and Exchange Commission ("SEC") has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

C O N T E N T S

Fund Objectives, Strategies, Performance and Risks                          1
Principal Risks of the Funds                                                4
Risk Return Bar Charts and Tables                                           5
What are the Funds' Fees and Expenses?                                      16
Investment Strategies for the Funds                                         20
Principal Securities in Which the Funds Invest                              23
Principal Risks of Investing in the Funds                                   26
What Do Shares Cost?                                                        29
How are the Funds Sold?                                                     32
How Do I Purchase or Exchange Shares?                                       33
How Do I Redeem Shares?                                                     35
How Do I Exchange Shares?                                                   38
Account and Share Information                                               38
Who Manages the Funds?                                                      40
Financial Information                                                       40

FUND OBJECTIVES, STRATEGIES, PERFORMANCE AND RISKS

THE FOLLOWING DESCRIBES THE INVESTMENT OBJECTIVES, PRINCIPAL STRATEGIES, PERFORMANCE AND PRINCIPAL RISKS OF EACH PROVIDENT RIVERFRONT FUND (EACH A "FUND", AND COLLECTIVELY, THE "FUNDS".)

THE RIVERFRONT LARGE COMPANY SELECT FUND
("LARGE COMPANY FUND")
--------------------------------------------------------------------------------

OBJECTIVE: The Large Company Fund's objective is to seek long-term growth of capital. Current income is a secondary objective.

PRINCIPAL STRATEGY: The Large Company Fund pursues its objective by investing, under normal circumstances, at least 80% of its total assets (plus borrowings for investment purposes) in common stocks and securities convertible into common stocks, such as bonds and preferred stocks, of issuers with market capitalizations, at the time of acquisition, that fall within the market capitalization range of the Standard & Poor's 500 Index ("S&P 500 Index"). The Large Company Fund generally will invest in equity securities of such issuers based upon certain fundamental criteria examined by the investment adviser including revenue growth, earnings growth, cash flow growth and other factors.

THE RIVERFRONT BALANCED FUND
("BALANCED FUND")
--------------------------------------------------------------------------------

OBJECTIVE: The Balanced Fund's objective is to seek long-term growth of capital with some current income as a secondary objective.

PRINCIPAL STRATEGY: The Balanced Fund pursues its objective by investing in common stocks, preferred stocks, investment grade fixed income securities and securities convertible into common stocks. Equity securities will generally be those of large cap issuers with a market capitalization, at the time of acquisition, that falls within the market capitalization range of the S&P 500 Index. The common and preferred stocks and securities convertible into common stocks selected for the Balanced Fund will be those that the investment adviser believes present an opportunity for above average growth. Fixed income securities will generally be investment grade with at least 25% of the Balanced Fund's total assets invested in U.S. Treasury securities or agency securities.

THE RIVERFRONT SMALL COMPANY SELECT FUND
("SMALL COMPANY FUND")
--------------------------------------------------------------------------------

OBJECTIVE: The Small Company Fund's objective is to seek capital growth.

PRINCIPAL STRATEGY: The Small Company Fund pursues its objective by investing, under normal circumstances, at least 80% of its total assets (plus borrowings for investment purposes) in a portfolio of common stocks of companies with market capitalizations, at the time of acquisition, that fall within the market capitalization range of the S&P 600 Small Cap Index. The Small Company Fund generally will invest in common stocks that, in the opinion of the investment adviser, based upon its analysis of various fundamental and technical standards (such as product position, management qualities, and sustainability of growth trends), have appreciation potential.

THE RIVERFRONT SELECT VALUE FUND
("SELECT VALUE FUND")
--------------------------------------------------------------------------------

OBJECTIVE: The Select Value Fund's objective is to achieve long-term growth of capital.

PRINCIPAL STRATEGY: The Select Value Fund pursues its objective by investing primarily in equity securities that, in the investment adviser's opinion, offer the potential for capital growth. The Select Value Fund uses a value approach in selecting equity securities judged to be undervalued relative to the investment adviser's assessment of current or projected earnings growth, current market value of the company's assets, the equity markets in general, or historical valuation levels of the company or of its peers. The Select Value Fund will invest primarily in common stocks and securities convertible into common stocks. Companies selected for investment will generally have market capitalizations, at the time of acquisition, that fall within the market capitalization range of the S&P 500 Index, but the Select Value Fund may invest in companies of any size.

THE RIVERFRONT U.S. GOVERNMENT FUND
("GOVERNMENT FUND")
--------------------------------------------------------------------------------

OBJECTIVE: The Government Fund's objective is to seek a high level of current income consistent with the preservation of capital.

PRINCIPAL STRATEGY: The Government Fund pursues its objective by investing primarily in securities issued or guaranteed by the U.S. government, its agencies and instrumentalities, and in high quality fixed rate and adjustable rate mortgage-backed securities and other asset-backed securities, which the investment adviser believes will, in the aggregate, perform well in all stages of business and interest rate cycles. Under normal circumstances, the Government Fund will invest at least 80% of its total assets (plus borrowings for investment purposes) in securities issued or guaranteed by the U.S. government, its agencies or instrumentalities. The Government Fund will also invest in high quality fixed rate and adjustable rate securities of non-governmental issuers which are rated, at the time of acquisition, no lower than one of the three highest rating categories by a nationally recognized statistical rating organization ("NRSRO"), or if not so rated, are considered by the investment adviser to be of comparable quality.

The Government Fund intends to invest in the securities of U.S. government-sponsored entities including the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Banks ("FHLBs"). Not all U.S. government-sponsored entities are backed by the full faith and credit of the United States government. Examples of entities that are not backed by the full faith and credit of the United States government include FHLMC, FNMA and FHLBs. These entities are, however, supported through federal subsidies, loans or other benefits. The Government Fund may also invest in U.S. government-sponsored entities which are supported by the full faith and credit of the U.S. government, such as the Government National Mortgage Association ("GNMA"). Finally, the Government Fund may invest in a few governmental entities which have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such entities include the Farm Credit System and the Financing Corporation.

THE RIVERFRONT U.S. GOVERNMENT SECURITIES MONEY MARKET FUND
("MONEY MARKET FUND")
--------------------------------------------------------------------------------

The Money Market Fund offers two separate share classes: Investor A Shares and Institutional Shares. This prospectus applies only to the Investor A Shares.

OBJECTIVE: The Money Market Fund's objective is to seek current income from short-term, U.S. government securities while preserving capital and maintaining liquidity.

PRINCIPAL STRATEGY: The Money Market Fund pursues its objective by investing solely in obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, maturing in 397 days or less, and in repurchase agreements secured by such obligations. The dollar-weighted average maturity of the Money Market Fund will not exceed 90 days.

The Money Market Fund intends to invest in the securities of U.S. government-sponsored entities including FHLMC, FNMA and FHLBs. Not all U.S. government-sponsored entities are backed by the full faith and credit of the United States government. Examples of entities that are not backed by the full faith and credit of the United States government include FHLMC, FNMA and FHLBs. These entities are, however, supported through federal subsidies, loans or other benefits. The Money Market Fund may also invest in U.S. government-sponsored entities which are supported by the full faith and credit of the U.S. government, such as GNMA. Finally, the Money Market Fund may invest in a few governmental entities which have no explicit financial support, but which are regarded as having implied support because the federal government sponsors their activities. Such entities include the Farm Credit System and the Financing Corporation.

PRINCIPAL RISKS OF THE FUNDS
--------------------------------------------------------------------------------
IN ADDITION TO THE RISKS SET FORTH BELOW THAT ARE SPECIFIC TO AN INVESTMENT IN A PARTICULAR FUND, THERE ARE RISKS COMMON TO ALL MUTUAL FUNDS.

For example, a Fund's share price may decline and an investor could lose money. Thus, although the Money Market Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in any of the Provident Riverfront Funds. Also, there is no assurance that a Fund will achieve its investment objective. You should be aware that the shares offered by this prospectus are not deposits or obligations of any bank, including The Provident Bank ("Provident"), are not endorsed or guaranteed by any bank, and are not insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other government agency. An investment in any one or all of the Funds does not necessarily constitute a balanced investment program for any one investor.

                                             LARGE                     SMALL     SELECT                    MONEY
                                            COMPANY     BALANCED      COMPANY     VALUE     GOVERNMENT     MARKET
                                             FUND         FUND         FUND       FUND         FUND         FUND

RISKS
STOCK MARKET RISKS(1)                          X           X            X          X
Bond Market Risks(2)                                       X                       X            X             X
Risks Related to Company Size(3)                                        X
MARKET TRENDS/STYLE RISKS(4)                   X           X            X          X
Credit Risks(5)                                            X                                    X             X
Call Risks(6)                                              X                                    X
Prepayment Risks(7)                                        X                                    X

The following is a summary description of these risk factors. A complete description of the risks can be found in "Principal Risks of Investing in the Funds" herein.

(1) The risk posed by the fact that the value of equity securities rise and fall, sometimes abruptly.
(2) The risk posed by the fact that prices of fixed income securities rise and fall in response to interest rate changes.
(3) The risk posed by smaller market capitalization companies tending to have fewer shareholders, less liquidity, more volatility, unproven track records, limited product or service base and limited access to capital.
(4) The risk that different types of stocks tend to shift into and out of favor with stock market investors depending on market and economic conditions. For instance, from time to time, the stock market may not favor value-oriented stocks.
(5) The possibility that an issuer will default on a security by failing to pay interest or principal when due.
(6) The possibility that the issuer may redeem a fixed income security before maturity at a price below its current market price and that a Fund may have to reinvest the proceeds in other debt securities with lower interest rates.
(7) The risk posed by the relative volatility of mortgage-backed securities due to the likelihood of prepayments which increase in a declining interest rate environment and decrease in a rising interest rate environment.

RISK RETURN BAR CHARTS AND TABLES

LARGE COMPANY FUND
--------------------------------------------------------------------------------

The performance information shown below will help you analyze the Large Company Fund's investment risks in light of its historical returns. The bar chart shows the variability of the Large Company Fund's Investor A Shares and Predecessor Collective Trust Fund's total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Large Company Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

   1994        1995       1996       1997       1998       1999         2000        2001        2002       2003
   0.68%      35.35%     24.38%     27.93%     39.03%     33.57%      -20.09%     -27.14%     -26.61%     21.60%

The Large Company Fund's Investor A Shares are sold subject to a sales charge
(load). The impact of the sales charges are not reflected in the total returns above, and if these amounts were reflected, the total returns would be less than those shown.

Within the periods shown in the bar chart, the Large Company Fund's Investor A Shares highest quarterly return was 32.35% (quarter ended December 31, 1998). Its lowest quarterly return was (21.15)% (quarter ended September 30, 2001).

AVERAGE ANNUAL TOTAL RETURN TABLE

The accompanying table represents the Large Company Fund's Investor A and Investor B Shares Average Annual Total Returns, reduced to reflect applicable sales charges for the calendar periods ended December 31, 2003. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for Investor A Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the S&P 500 Index, a broad-based market index, and the Russell 1000 Growth Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Large Company Fund's performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(FOR THE PERIODS ENDED DECEMBER 31, 2003)

                                                                   Start of
                                1 Year     5 Year      10 Year     Performance(1)
---------------------------------------------------------------------------------
INVESTOR A SHARES:
---------------------------------------------------------------------------------
Return Before Taxes             16.16%     (7.89)%     7.16%       N/A
---------------------------------------------------------------------------------
Return After Taxes on
Distributions(2)                16.16%     (8.58)%     5.76%       N/A
---------------------------------------------------------------------------------
Return After Taxes on
Distributions and Sale
of Fund Shares(2)               10.51%     (5.85)%     5.74%       N/A
---------------------------------------------------------------------------------
INVESTOR B SHARES:
---------------------------------------------------------------------------------
Return Before Taxes             16.67%     (8.07)%     N/A         2.27%
---------------------------------------------------------------------------------
S&P 500 INDEX(3)                28.67%     (0.57)%    11.06%       N/A
---------------------------------------------------------------------------------
RUSSELL 1000 GROWTH INDEX(4)    29.76%     (5.11)%     9.21%       N/A
---------------------------------------------------------------------------------

(1) The Large Company Fund's Investor A and Investor B Shares start of performance dates were August 30, 1986 and January 2, 1997, respectively. The average annual total returns for Investor A Shares includes performance of certain collective trust fund accounts advised by Provident (former adviser to the Large Company Fund), for periods dating back to August 30, 1986, as adjusted to reflect expenses associated with the Large Company Fund.

(2) After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical FEDERAL income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Large Company Fund and shows the effect of taxes on Fund distributions. Return After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do NOT reflect the effect of any applicable STATE and LOCAL taxes. After-tax returns for Investor B Shares will differ from those shown above for Investor A Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

(3) The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(4) The Russell 1000 Growth Index measures the performance of those Russell 1000 companies with higher price-to-book ratios and higher forecasted growth values.

BALANCED FUND
--------------------------------------------------------------------------------

The performance information shown below will help you analyze the Balanced Fund's investment risks in light of its historical returns. The bar chart shows the variability of Balanced Fund's Investor A Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Balanced Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

    1995          1996        1997        1998        1999         2000         2001          2002         2003
   20.83%        5.76%       16.77%      25.29%      13.15%        1.41%       -15.56%      -15.14%       16.34%

The Balanced Fund's Investor A Shares are sold subject to a sales charge (load). The impact of the sales charges are not reflected in the total returns above, and if these amounts were reflected, total returns would be less than those shown.

Within the periods shown in the bar chart, the Balanced Fund's Investor A Shares highest quarterly return was 15.10% (quarter ended December 31, 1998). Its lowest quarterly return was (11.82)% (quarter ended September 30, 2001).

AVERAGE ANNUAL TOTAL RETURN TABLE

The accompanying table represents the Balanced Fund's Investor A and Investor B Shares Average Annual Total Returns, reduced to reflect applicable sales charges for the calendar periods ended December 31, 2003. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for Investor A Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for S&P 500, a broad-based market index, and the Lehman Brothers Government/Credit Bond Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Balanced Fund's performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(FOR THE PERIODS ENDED DECEMBER 31, 2003)

                                                                        Start of
                                                1 Year      5 Year      Performance(1)
--------------------------------------------------------------------------------------
INVESTOR A SHARES:
--------------------------------------------------------------------------------------
Return Before Taxes                             11.13%      (1.79)%     5.81%
--------------------------------------------------------------------------------------
Return After Taxes on Distributions(2)          11.11%      (3.00)%     3.59%
--------------------------------------------------------------------------------------
Return After Taxes on Distributions and
Sale of Fund Shares(2)                           7.24%      (1.98)%     3.78%
--------------------------------------------------------------------------------------
INVESTOR B SHARES:
--------------------------------------------------------------------------------------
Return Before Taxes                             11.44%      (1.98)%     5.97%
--------------------------------------------------------------------------------------
S&P 500 INDEX(3)                                28.67%      (0.57)%     N/A
--------------------------------------------------------------------------------------
LEHMAN BROTHERS GOVERNMENT/
CREDIT BOND INDEX(4)                             4.68%       6.66%      N/A
--------------------------------------------------------------------------------------

(1) The Balanced Fund's Investor A and Investor B Shares start of performance dates were September 1, 1994 and January 17, 1995, respectively.

(2) After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical FEDERAL income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Balanced Fund and shows the effect of taxes on Fund distributions. Return After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do NOT reflect the effect of any applicable STATE and LOCAL taxes. After-tax returns for Investor B Shares will differ from those shown above for Investor A Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

(3) The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(4) The Lehman Brothers Government/Credit Bond Index is composed of all bonds that are investment grade rated Baa or higher by Moody's Investors Service or BBB or higher by Standard & Poor's, if unrated by Moody's Investors Service. Issues must have at least one year to maturity. Total return comprises price appreciation/depreciation and income as a percentage of the original investment. Indexes are rebalanced monthly by market capitalization.

SMALL COMPANY FUND
--------------------------------------------------------------------------------

The performance information shown below will help you analyze the Small Company Fund's investment risks in light of its historical returns. The bar chart shows the variability of Small Company Fund's Investor A Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Small Company Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

   1994        1995       1996       1997       1998       1999         2000        2001        2002       2003
  -10.45%     27.89%     10.17%     18.79%     -2.26%     47.08%      -21.08%     -41.26%     -26.59%     44.89%

The Small Company Fund's Investor A Shares are sold subject to a sales charge
(load). The impact of the sales charges are not reflected in the total returns above, and if these amounts were reflected, total returns would be less than those shown.

Within the periods shown in the chart, the Small Company Fund's Investor A Shares highest quarterly return was 46.16% (quarter ended December 31, 1999). Its lowest quarterly return was (38.72)% (quarter ended March 31, 2001).

AVERAGE ANNUAL TOTAL RETURN TABLE

The accompanying table represents the Small Company Fund's Investor A and Investor B Shares Average Annual Total Returns, reduced to reflect applicable sales charges for the calendar periods ended December 31, 2003. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for Investor A Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the S&P 600 Small Cap Index, a broad-based market index, and the S&P 600 Small Cap/Barra Growth Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Small Company Fund's performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(FOR THE PERIODS ENDED DECEMBER 31, 2003)

                                                                              Start of
                                       1 Year     5 Year        10 Year       Performance(1)
----------------------------------------------------------------------------------------------
INVESTOR A SHARES:
----------------------------------------------------------------------------------------------
Return Before Taxes                    38.46%     (7.08)%       0.15%         N/A
----------------------------------------------------------------------------------------------
Return After Taxes on
Distributions(2)                       38.46%     (7.96)%      (2.24)%        N/A
----------------------------------------------------------------------------------------------
Return After Taxes on Distributions
and Sale of Fund Shares(2)             25.00%     (6.00)%      (0.95)%        N/A
----------------------------------------------------------------------------------------------
INVESTOR B SHARES:
----------------------------------------------------------------------------------------------
Return Before Taxes                    39.69%     (7.21)%        N/A        (1.75)%
----------------------------------------------------------------------------------------------
S&P 600 SMALL CAP INDEX(3)             37.53%      8.80%       10.46%         N/A
----------------------------------------------------------------------------------------------
S&P 600 SMALL CAP/BARRA
GROWTH INDEX(4)                        37.31%      6.67%        8.75%         N/A
----------------------------------------------------------------------------------------------

(1) The Small Company Fund's Investor A and Investor B Shares start of performance dates were July 23, 1987 and October 1, 1995, respectively. The Average Annual Total Returns for the Investor A Shares includes performance history of the MIM Stock Appreciation Fund, the predecessor to the Small Company Fund, for performance and accounting purposes, which was acquired by the Small Company Fund as of September 30, 1995.

(2) After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical FEDERAL income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Small Company Fund and shows the effect of taxes on Fund distributions. Return After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do NOT reflect the effect of any applicable STATE and LOCAL taxes. After-tax returns for Investor B Shares will differ from those shown above for Investor A Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

(3) The S&P 600 Small Cap Index is an unmanaged capitalization-weighted index representing all major industries in the small-cap of the U.S. stock market.

(4) The S&P 600 Small Cap/Barra Growth Index is a market capitalization-weighted index of the stocks in the S&P 600 having the highest price-to-book ratios. The index consists of approximately half of the S&P 600 on a market capitalization basis.

SELECT VALUE FUND
--------------------------------------------------------------------------------

The performance information shown below will help you analyze the Select Value Fund's investment risks in light of its historical returns. The bar chart shows the variability of the Select Value Fund's Investor A Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Select Value Fund's performance will fluctuate and past performance (before and after taxes) is no guarantee of future results.

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

   1994        1995       1996       1997       1998       1999         2000        2001        2002       2003
   3.07%      31.45%     19.88%     28.20%     3.37%       7.44%       -2.94%     -19.01%     -24.73%     26.27%

The Select Value Fund's Investor A Shares are sold subject to a sales charge
(load). The impact of the sales charges are not reflected in the total returns above, and if these amounts were reflected, total returns would be less than those shown.

Within the periods shown in the bar chart, the Select Value Fund's Investor A Shares highest quarterly return was 12.72% (quarter ended June 30, 1997). Its lowest quarterly return was (20.15)% (quarter ended September 30, 2002).

AVERAGE ANNUAL TOTAL RETURN TABLE

The accompanying table represents the Select Value Fund's Investor A and Investor B Shares Average Annual Total Returns, reduced to reflect applicable sales charges for the calendar periods ended December 31, 2003. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for Investor A Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the S&P 500 Index, a broad-based market index, and the Russell 1000 Value Index. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Select Value Fund's performance. Indexes are unmanaged, and it is not possible to invest directly in an index.

(For the periods ended December 31, 2003)

------------------------------------------------------------------------------------------------
                                                                                Start of
                                        1 Year       5 Year       10 Year       Performance(1)
------------------------------------------------------------------------------------------------
INVESTOR A SHARES:
------------------------------------------------------------------------------------------------
Return Before Taxes                     20.62%       (5.17)%      5.13%         N/A
------------------------------------------------------------------------------------------------
Return After Taxes on
Distributions(2)                        20.58%       (5.20)%      2.04%         N/A
------------------------------------------------------------------------------------------------
Return After Taxes on
Distributions and Sale
of Fund Shares(2)                       13.41%       (4.33)%      2.56%         N/A
------------------------------------------------------------------------------------------------
INVESTOR B SHARES:
------------------------------------------------------------------------------------------------
Return Before Taxes                     21.49%       (5.39)%        N/A         5.10%
------------------------------------------------------------------------------------------------
S&P 500 INDEX(3)                        28.67%       (0.57)%      11.06%        N/A
------------------------------------------------------------------------------------------------
RUSSELL 1000 VALUE INDEX(4)             30.03%        3.57%       11.87%        N/A
------------------------------------------------------------------------------------------------

(1) The Select Value Fund's Investor A and Investor B Shares start of performance dates were October 8, 1992 and January 17, 1995, respectively.

(2) After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical FEDERAL income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Select Value Fund and shows the effect of taxes on Fund distributions. Return After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do NOT reflect the effect of any applicable STATE and LOCAL taxes. After-tax returns for Investor B Shares will differ from those shown above for Investor A Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

(3) The S&P 500 Index is an unmanaged capitalization-weighted index of 500 stocks designed to measure performance of the broad domestic economy through changes in the aggregate market value of 500 stocks representing all major industries.

(4) The Russell 1000 Value Index measures the performance of the 1000 largest of the 3000 largest U.S.-domiciled companies (based on total market capitalization) with lower price-to-book ratios and lower forecasted growth values.

GOVERNMENT FUND
--------------------------------------------------------------------------------

The performance information shown below will help you analyze the Government Fund's investment risks in light of its historical returns. The bar chart shows the variability of Government Fund's Investor A Shares total returns on a calendar year-by-year basis. The Average Annual Total Return table shows returns averaged over the stated periods, and includes comparative performance information. The Government Fund's performance will fluctuate, and past performance (before and after taxes) is no guarantee of future results.

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

   1994        1995       1996       1997       1998       1999         2000        2001        2002       2003
  -4.64%      15.22%      2.51%      6.94%     6.95%      -1.43%       11.01%      7.67%       7.64%       2.27%

The Government Fund's Investor A Shares are sold subject to a sales charge
(load). The impact of the sales charges are not reflected in the total returns above, and if these amounts were reflected, total returns would be less than those shown.

Within the periods shown in the bar chart, the Government Fund's Investor A Shares highest quarterly return was 4.87% (quarter ended June 30, 1995). Its lowest quarterly return was (3.24)% (quarter ended March 31, 1994).

AVERAGE ANNUAL TOTAL RETURN TABLE

The accompanying table represents the Government Fund's Investor A and Investor B Shares Average Annual Total Returns, reduced to reflect applicable sales charges for the calendar periods ended December 31, 2003. Return Before Taxes is shown for all classes. In addition, Return After Taxes is shown for Investor A Shares to illustrate the effect of federal taxes on Fund returns. Actual after-tax returns depend on each investor's personal tax situation, and are likely to differ from those shown. The table also shows returns for the Lehman Brothers U.S. Intermediate Government Bond Index, a broad-based market index, and the Morningstar Intermediate Government Average, an average of funds with similar investment objectives. Index returns do not reflect taxes, sales charges, expenses or other fees that the SEC requires to be reflected in the Government Fund's performance. Indexes and averages are unmanaged, and it is not possible to invest directly in an index or an average.

(For the periods ended December 31, 2003)

---------------------------------------------------------------------------------------------------
                                                                                 Start of
                                        1 Year        5 Year       10 Year       Performance(1)
---------------------------------------------------------------------------------------------------
INVESTOR A SHARES:
---------------------------------------------------------------------------------------------------
Return Before Taxes                     (2.33)%       4.38%        4.78%         N/A
---------------------------------------------------------------------------------------------------
Return After Taxes on
Distributions(2)                        (3.57)%       2.35%        2.61%         N/A
---------------------------------------------------------------------------------------------------
Return After Taxes on
Distributions and Sale
of Fund Shares(2)                       (1.44)%       2.48%        2.69%         N/A
---------------------------------------------------------------------------------------------------
INVESTOR B SHARES:
---------------------------------------------------------------------------------------------------
Return Before Taxes                     (2.30)%       4.22%         N/A         5.60%
---------------------------------------------------------------------------------------------------
LEHMAN BROTHERS
U.S. INTERMEDIATE
GOVERNMENT BOND INDEX(3)                 2.29%        6.18%        6.32%         N/A
---------------------------------------------------------------------------------------------------
MORNINGSTAR INTERMEDIATE
GOVERNMENT AVERAGE(4)                    2.15%        5.51%        5.81%         N/A
---------------------------------------------------------------------------------------------------

(1) The Government Fund's Investor A and Investor B Shares start of performance dates were October 8, 1992 and January 17, 1995, respectively.

(2) After-tax returns are calculated using a standard set of assumptions. The stated returns assume the highest historical FEDERAL income and capital gains tax rates. Return After Taxes on Distributions assumes a continued investment in the Government Fund and shows the effect of taxes on Fund distributions. Return After Taxes on Distributions and Sale of Fund Shares assumes all shares were redeemed at the end of each measurement period, and shows the effect of any taxable gain (or offsetting loss) on redemption, as well as the effects of taxes on Fund distributions. These after-tax returns do NOT reflect the effect of any applicable STATE and LOCAL taxes. After-tax returns for Investor B Shares will differ from those shown above for Investor A Shares. After-tax returns are not relevant to investors holding shares through tax-deferred programs, such as IRA or 401(k) plans.

(3) The Lehman Brothers U.S. Intermediate Government Bond Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government or any agency guaranteed by the U.S. government.

(4) Morningstar figures represent the average total returns reported by all mutual funds designated by Morningstar, Inc. as falling into the category indicated. They do not reflect sales charges.

MONEY MARKET FUND
--------------------------------------------------------------------------------

CALENDAR YEAR TOTAL RETURNS (INVESTOR A SHARES)

   1994        1995       1996       1997       1998       1999         2000        2001        2002       2003
   3.78%       5.52%      4.89%      5.02%     4.93%       4.61%       5.85%       3.54%       1.03%       0.43%

Historically, the Money Market Fund has maintained a constant $1.00 net asset value per share. The bar chart shows the variability of the Money Market Fund's Investor A Shares total returns on a calendar year-end basis.

The Money Market Fund's Investor A Shares are sold without a sales charge
(load). The total returns displayed above are based upon net asset value.

Within the periods shown in the bar chart, the Money Market Fund's Investor A Shares highest quarterly return was 1.54% (quarter ended September 30, 2000). Its lowest quarterly return was 0.09% (quarter ended December 31, 2003).

AVERAGE ANNUAL TOTAL RETURN TABLE

The following table represents the Money Market Fund's Investor A Shares Average Annual Total Returns for the calendar periods ended December 31, 2003.

------------------------------------
Calendar Period
------------------------------------
1 Year                      0.43%
------------------------------------
5 Year                      3.07%
------------------------------------
10 Year                     3.95%
------------------------------------

The Money Market Fund's 7-Day Net Yield as of December 31, 2003 was 0.36%. Investors may call the Money Market Fund at 1-800-424-2295 to acquire the current 7-Day Net Yield.

Past performance is no guarantee of future results. This information provides you with historical performance information so that you can analyze whether the Money Market Fund's investment risks are balanced by its potential returns.

WHAT ARE THE FUNDS' FEES AND EXPENSES?
--------------------------------------------------------------------------------

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD INVESTOR A SHARES OF THE FUNDS.

                                                  LARGE                  SMALL     SELECT                  MONEY
                                                 COMPANY    BALANCED    COMPANY    VALUE     GOVERNMENT    MARKET
                                                  FUND        FUND        FUND      FUND        FUND        FUND
--------------------------------------------------------------------------------------------------------------------
SHAREHOLDER FEES
FEES PAID DIRECTLY FROM YOUR INVESTMENT
Maximum Sales Charge (Load) Imposed on
Purchases  (as a percentage of offering price)     4.50%      4.50%       4.50%     4.50%       4.50%       None
-------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of original purchase price or
redemption proceeds, as applicable)                None       None        None      None        None        None
--------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends (and other Distributions)
(as a percentage of offering price)                None       None        None      None        None        None
--------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                           None       None        None      None        None        None
--------------------------------------------------------------------------------------------------------------------
Exchange Fee                                       None       None        None      None        None        None
--------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (BEFORE WAIVERS)(1)
EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS
(as a percentage of average net assets)
Management Fee                                     0.80%      0.90%(2)    0.80%     0.95%(2)    0.40%       0.15%
--------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fee                           0.25%      0.25%       0.25%     0.25%       0.25%       0.25%
--------------------------------------------------------------------------------------------------------------------
Shareholder Service Fee                            None       None        None      None        None        None
--------------------------------------------------------------------------------------------------------------------
Other Expenses                                     0.90%      0.95%       1.82%     0.94%       0.51%       0.34%
--------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses               1.95%      2.10%       2.87%     2.14%       1.16%       0.74%(3)
--------------------------------------------------------------------------------------------------------------------

(1) Although not contractually obligated to do so, the Adviser waived certain amounts. These waivers are shown below along with the net expenses paid for the fiscal year ended December 31, 2003 with respect to the Balanced Fund and Select Value Fund.


Total Waiver of Fund Expenses               0.00%    0.10%   0.00%   0.15%    0.00%       0.00%

Total Actual Annual Fund Operating
Expenses (after waiver)                     1.95%    2.00%   2.87%   1.99%    1.16%       0.74%

(2) The Adviser voluntarily waived a portion of the management fee for the fiscal year ended December 31, 2003. The Adviser can terminate this voluntary waiver at any time. The management fee paid by the Balanced Fund and Select Value Fund (after voluntary reduction) was 0.80% and 0.85%, respectively, for the fiscal year ended December 31, 2003.

(3) With respect to the Money Market Fund, Total Fund Actual Operating Expenses (after anticipated waivers) are based on anticipated expenses for the fiscal year ending December 31, 2004. Total Actual Annual Fund Operating Expenses (after waiver) were 0.73%, for the fiscal year ended December 31, 2003.

EXAMPLE
--------------------------------------------------------------------------------

This Example is intended to help you compare the cost of investing in Investor A Shares of the Funds with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in each Fund's Investor A Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's Investor A Shares operating expenses are BEFORE WAIVERS as shown in the table and remain the same. Although your actual costs may be higher or lower, based on these assumptions your cost would be:

                   LARGE                       SMALL           SELECT
                  COMPANY      BALANCED       COMPANY          VALUE           GOVERNMENT         MONEY MARKET
                    FUND         FUND           FUND            FUND              FUND                FUND
-------------------------------------------------------------------------------------------------------------------
1 Year             $   639       $   644      $   727          $   643          $   563               $ 76
-------------------------------------------------------------------------------------------------------------------
3 Years            $ 1,035       $ 1,069      $ 1,299          $ 1,076          $   802               $ 237
-------------------------------------------------------------------------------------------------------------------
5 Years            $ 1,455       $ 1,519      $ 1,895          $ 1,534          $ 1,060               $ 411
-------------------------------------------------------------------------------------------------------------------
10 Years           $ 2,622       $ 2,764      $ 3,501          $ 2,800          $ 1,796               $ 918
-------------------------------------------------------------------------------------------------------------------

WHAT ARE THE FUNDS' FEES AND EXPENSES?
--------------------------------------------------------------------------------

THIS TABLE DESCRIBES THE FEES AND EXPENSES THAT YOU MAY PAY IF YOU BUY AND HOLD INVESTOR B SHARES OF THE FUNDS.

                                                   LARGE                      SMALL     SELECT
                                                  COMPANY       BALANCED     COMPANY     VALUE      GOVERNMENT
                                                    FUND          FUND         FUND      FUND          FUND
-------------------------------------------------------------------------------------------------------------------
SHAREHOLDER FEES
FEES PAID DIRECTLY FROM YOUR INVESTMENT
Maximum Sales Charge (Load) Imposed on
Purchases (as a percentage of offering price)       None          None         None       None          None
-------------------------------------------------------------------------------------------------------------------
Maximum Deferred Sales Charge (Load) (as a
percentage of original purchase price or
redemption proceeds, as applicable)(1)              4.00%         4.00%        4.00%      4.00%         4.00%
-------------------------------------------------------------------------------------------------------------------
Maximum Sales Charge (Load) Imposed on
Reinvested Dividends (and other Distributions)
(as a percentage of offering price)                 None          None         None       None          None
-------------------------------------------------------------------------------------------------------------------
Redemption Fee (as a percentage of amount
redeemed, if applicable)                            None          None         None       None          None
-------------------------------------------------------------------------------------------------------------------
Exchange Fee                                        None          None         None       None          None
-------------------------------------------------------------------------------------------------------------------
ANNUAL FUND OPERATING EXPENSES (Before Waivers)(2)
EXPENSES THAT ARE DEDUCTED FROM FUND ASSETS
(as a percentage of average net assets)
Management Fee                                      0.80%         0.90%(3)     0.80%      0.95%(3)      0.40%
-------------------------------------------------------------------------------------------------------------------
Distribution (12b-1) Fee                            1.00%         1.00%        1.00%      1.00%         1.00%
-------------------------------------------------------------------------------------------------------------------
Shareholder Service Fee                             None          None         None       None          None
-------------------------------------------------------------------------------------------------------------------
Other Expenses                                      0.90%         0.95%        1.82%      0.94%         0.51%
-------------------------------------------------------------------------------------------------------------------
Total Annual Fund Operating Expenses(4)             2.70%         2.85%        3.62%      2.89%         1.91%
-------------------------------------------------------------------------------------------------------------------

(1) The contingent deferred sales charge is 4.00% in the first year, declining to 1.00% in the sixth year and then 0.00% thereafter. See "What Do Shares Cost--Sales Charge When You Redeem".

(2) Although not contractually obligated to do so, the Adviser waived certain amounts. These waivers are shown below along with the net expenses paid for the fiscal year ended December 31, 2003 with respect to the Balanced Fund and Select Value Fund.


Total Waiver of Fund Expenses               0.00%      0.10%      0.00%      0.15%      0.00%
Total Actual Annual Fund Operating
Expenses (after waiver)                     2.70%      2.75%      3.62%      2.74%      1.91%

(3) The Adviser voluntarily waived a portion of the management fee for the fiscal year ended December 31, 2003. The Adviser can terminate this voluntary waiver at any time. The management fee paid by the Balanced Fund and Select Value Fund (after voluntary reduction) 0.80% and 0.85%, respectively, for the fiscal year ended December 31, 2003.

(4) After Investor B Shares have been held for eight years from the date of purchase, they will automatically convert to Investor A Shares on or about the 15th of the following month. Investor A Shares incur lower operating expenses than Investor B Shares.

EXAMPLE
This Example is intended to help you compare the cost of investing in Investor B Shares of the Funds with the cost of investing in other mutual funds. The Example assumes that you invest $10,000 in each Fund's Investor B Shares for the time periods indicated and then redeem all of your Shares at the end of those periods. The Example also assumes that your investment has a 5% return each year and that the Fund's Investor B Shares operating expenses are BEFORE WAIVERS as shown in the table and remain the same. Although your actual costs may be higher or lower, based on these assumptions your cost would be:

                                             LARGE                     SMALL       SELECT
                                            COMPANY     BALANCED      COMPANY       VALUE       GOVERNMENT
                                             FUND         FUND         FUND         FUND           FUND
-------------------------------------------------------------------------------------------------------------
1 YEAR
Expenses assuming redemption                $   673     $   678        $   765     $   677       $   594
-------------------------------------------------------------------------------------------------------------
Expenses assuming no redemption             $   273     $   278        $   365     $   277       $   194
-------------------------------------------------------------------------------------------------------------
3 YEARS
Expenses assuming redemption                $ 1,238     $ 1,274        $ 1,509     $ 1,281       $ 1,000
-------------------------------------------------------------------------------------------------------------
Expenses assuming no redemption             $   838     $   874        $ 1,109     $   881       $   600
-------------------------------------------------------------------------------------------------------------
5 YEARS
Expenses assuming redemption                $ 1,630     $ 1,695        $ 2,074     $ 1,710       $ 1,232
-------------------------------------------------------------------------------------------------------------
Expenses assuming no redemption             $ 1,430     $ 1,495        $ 1,874     $ 1,510       $ 1,032
-------------------------------------------------------------------------------------------------------------
10 YEARS
Expenses assuming redemption                $ 2,851     $ 2,991        $ 3,715     $ 3,026       $ 2,038
-------------------------------------------------------------------------------------------------------------
Expenses assuming no redemption             $ 2,851     $ 2,991        $ 3,715     $ 3,026       $ 2,038
-------------------------------------------------------------------------------------------------------------

INVESTMENT STRATEGIES FOR THE FUNDS

LARGE COMPANY FUND
--------------------------------------------------------------------------------

In selecting portfolio securities for the Large Company Fund, Provident Investment Advisors, Inc., the Funds' investment adviser ("Adviser"), considers numerous fundamental factors and criteria in an effort to identify issuers that offer above average growth prospects relative to the S&P 500 Index. Some of the fundamental factors examined include earnings growth, earnings stability, revenue growth, cash flow growth, and profitability measures such as return on equity and gross margins. While the Large Company Fund will generally invest in the equity securities of issuers with market capitalizations, at the time of acquisition, that fall within the market capitalization range of the S&P 500 Index, the Large Company Fund may buy securities in initial public offerings and will generally participate in such offerings without regard to market capitalization of the issuer. The Large Company Fund uses a sector weighted selection process based upon its economic view of the market and uses fundamental analysis of individual companies in which the Large Company Fund intends to invest. Fundamental analysis includes an examination of an issuer's financial condition, business strength, brand awareness and competitive position.

The Adviser uses the Russell 1000 Growth Index for portfolio modeling and comparison purposes. The Large Company Fund will typically over-weight (having a relatively greater percentage of its assets invested in a sector than the Russell 1000 Growth Index allocation in that sector) the sectors perceived by the Adviser to be faster growing and under-weight (having a relatively smaller percentage of its assets invested in a sector than the Russell 1000 Growth Index allocation in that sector) in the sectors perceived by the Adviser to be slower growing. Other important factors in security selection include: quality of management, competitive positioning of the companies within their industries, and stability of ongoing growth in revenue and earnings.

The Large Company Fund may invest up to 50% of total Fund assets in any one sector the Adviser deems appropriate.

BALANCED FUND
--------------------------------------------------------------------------------

The Balanced Fund can own a combination of equity securities, fixed income securities, convertible securities and cash equivalents. The Adviser determines the Balanced Fund's asset allocation among these types of instruments on an ongoing basis. Asset allocation decisions are based upon a strategic view of the economy and the financial markets and are focused on balancing the risk and return characteristics.

The portion of the Balanced Fund's portfolio invested in equity securities will generally be invested in issuers with above-average growth prospects and market capitalization, at the time of acquisition, that falls within the market capitalization range of the S&P 500 Index. The Adviser will consider an issuer's revenue, earnings and cash flow growth when determining which issuers appear to present the opportunity for above-average growth. The Adviser believes that the Balanced Fund will, under normal market conditions, invest at least 40% and not more than 75% of the Fund's total assets in common stocks.

The portion of the Balanced Fund's portfolio invested in fixed income securities will generally be invested in investment grade instruments. The Balanced Fund will invest at least 25% of the Fund's total assets in U.S. Treasury securities or agency securities. The Balanced Fund will invest in Treasury securities generally without limitation as to duration parameters, based upon the Adviser's determination of current economic and market conditions. Duration measures the price sensitivity of a fixed income security to changes in interest rates, and is an alternative measure to a security's maturity.

The Balanced Fund may invest up to 50% of total Fund assets in any one sector the Adviser deems appropriate.

SMALL COMPANY FUND
--------------------------------------------------------------------------------

In determining which small companies appear to have appreciation potential, the Adviser considers various fundamental and technical standards. For example, the Adviser evaluates product position, management quality and sustainability of current growth trends of earnings and revenues of these companies. Issuers with similar characteristics may be grouped together in broad categories called sectors. The Adviser incorporates a view of the overall economy to assist in determining the level of exposure to any given sector and generally will allocate the Small Company Fund's portfolio among sectors based upon that view. The Small Company Fund may also buy securities in initial public offerings based upon its fundamental analysis of the issuer.

The Small Company Fund may invest up to 50% of total Fund assets in any one sector the Adviser deems appropriate.

SELECT VALUE FUND
--------------------------------------------------------------------------------

The Select Value Fund intends to pursue its investment objective by investing primarily in equity securities that, in the opinion of the Adviser, offer the potential for capital growth. The Select Value Fund will use a value approach to investing by selecting securities of companies judged to be undervalued relative to the Adviser's assessment of current or projected earnings growth of the company, current market value of its assets, current valuations within the equity markets in general, or historical valuation levels of the company or its peers. The Select Value Fund may invest in debt securities of companies that have market capitalizations, at the time of acquisition, that fall within the market capitalization range of the S&P 500 Index.

The Adviser uses the Russell 1000 Value Index for portfolio modeling and comparison purposes. The Select Value Fund will typically over-weight (having a relatively greater percentage of its assets invested in a sector than the Russell 1000 Value Index allocation in that sector) the sectors perceived by the Adviser to be faster growing and underweight (having a relatively smaller percentage of its assets invested in a sector than the Russell 1000 Value Index allocation in that sector) in the sectors perceived by the Adviser to be slower growing. Other important factors in security selection include: quality of management, competitive positioning of the companies within their industries, and stability of ongoing growth in revenue and earnings.

The Select Value Fund may invest up to 50% of total Fund assets in any one sector the Adviser deems appropriate.

GOVERNMENT FUND
--------------------------------------------------------------------------------

The Government Fund invests in a diversified portfolio of investment grade debt securities, focusing primarily on securities issued or guaranteed by the U.S. government, its agencies or instrumentalities, including U.S. Treasury securities, agency securities and mortgage-backed securities ("U.S. government securities"). The Government Fund may also invest from time to time in corporate bonds, privately issued mortgage-backed securities and asset-backed securities. The Adviser invests in these securities by setting an average duration target based upon the Adviser's interest rate outlook. In constructing a portfolio with a targeted average duration, the Adviser generally uses ongoing relative value analysis to compare current yield differences in securities to their historical and expected yield differences. The Government Fund has no set duration parameters regarding these securities.

MONEY MARKET FUND
--------------------------------------------------------------------------------

The Money Market Fund's investments are governed by Rule 2a-7 (the "Rule") of the Investment Company Act of 1940, as amended ("1940 Act"). In accordance with the Rule, the Money Market Fund may only invest in those U.S. government securities which are denominated in U.S. dollars, are appropriate to the Money Market Fund's objective of maintaining a stable net asset value, present minimal credit risks, are diversified at the time of acquisition when taken together with all other holdings of the Money Market Fund, according to the limits of the Rule, and are "Eligible Securities." Eligible Securities under the Rule generally include all U.S. government securities. The Adviser will increase or decrease the average weighted portfolio maturity of the Money Market Fund in response to the Adviser's perceptions regarding current economic and market conditions.

PRINCIPAL SECURITIES IN WHICH THE FUNDS INVEST

THE FOLLOWING DESCRIBES THE TYPES OF SECURITIES IN WHICH THE FUNDS MAY INVEST.

EQUITY SECURITIES
--------------------------------------------------------------------------------

Equity securities represent a share of an issuer's earnings and assets, after the issuer pays its liabilities. The following describes the principal types of equity securities in which certain of the Funds may invest.

         COMMON STOCKS

         Common stocks are the most common type of equity security. While holders of common stocks may receive a portion of the issuer's earnings in the form of dividends, dividends are generally only paid after the issuer pays its creditors and any preferred stockholders. In addition, issuers generally have discretion as to the payment of any dividends. Therefore, a Fund cannot predict the income it will receive, if any, from common stocks. However, common stocks offer greater potential for appreciation than many other types of securities because their value generally increases with the value of the issuer's business. As a result, changes in an issuer's earnings may directly influence the value of its common stock.

         PREFERRED STOCKS

         Preferred stocks have the right to receive specified dividends or distributions before the issuer makes payments on its common stock. Some preferred stocks also participate in dividends and distributions paid on common stock. Preferred stocks may also permit the issuer to redeem the stock. Because preferred stock dividends usually must be paid before common stock dividends, preferred stocks generally entail less risk than common stocks. However, preferred stocks do not represent a liability of the issuer and, therefore, do not offer the same degree of protection of capital or assurance of continued income as investments in corporate debt securities.

FIXED INCOME SECURITIES
--------------------------------------------------------------------------------

Fixed income securities pay interest, dividends or distributions at a specified rate. The rate may be a fixed percentage of the principal or adjusted periodically. In addition, the issuer of a fixed income security must repay the principal amount of the security, normally within a specified time. Fixed income securities provide more regular income than equity securities. However, the returns on fixed income securities are limited and do not normally increase with the issuer's earnings. This limits the potential appreciation of fixed income securities as compared to equity securities. Fixed income securities are generally subject to bond market risks and credit risks.

A debt security's yield measures the annual income earned on that security as a percentage of its price. A debt security's yield will increase or decrease depending upon whether it costs less (a discount) or more (a premium) than its stated principal amount. If the issuer may redeem the security before its scheduled maturity, the price and yield on a discount or premium security may change based upon the probability of an early redemption. Securities with higher risks generally have higher yields.

The following describes the principal types of fixed income securities in which certain of the Funds may invest.

         TREASURY SECURITIES

         Treasury securities are direct obligations of the federal government of the United States. Treasury securities are generally regarded as having the lowest credit risk.

         AGENCY SECURITIES

         Agency securities are issued or guaranteed by a federal agency or other government sponsored entity acting under federal authority. Some government entities are supported by the full faith and credit of the United States. Such entities include the GNMA, Small Business Administration, Farm Credit System Financial Assistance Corporation, Farmers Home Administration, Federal Financing Bank, General Services Administration, and Washington Metropolitan Area Transit Authority Bonds.

         Other government entities receive support through federal subsidies, loans or other benefits. For example, the U.S. Treasury is authorized to purchase specified amounts of securities issued by FHLBs, FHLMC and FNMA in support of such obligations.

         A few government entities have no explicit financial support, but are regarded as having implied support because the federal government sponsors their activities. Such entities include the Farm Credit System and the Financing Corporation.

         Investors regard agency securities as having low credit risks, but not as low as Treasury securities.

         A Fund treats mortgage-backed securities guaranteed by a government sponsored entity as if issued or guaranteed by a federal agency. Although such a guarantee protects against credit risks, it does not reduce the market and prepayment risks.

         MORTGAGE-BACKED SECURITIES

         Mortgage-backed securities represent interests in pools of mortgage obligations. The mortgage obligations that comprise a pool normally have similar interest rates, maturities, and other terms. Mortgage obligations may have fixed or adjustable interest rates. Interests in pools of adjustable rate mortgage obligations are known as ARMs.

         Mortgage-backed securities come in a variety of forms. Many have extremely complicated terms. The simplest form of mortgage-backed securities is pass-through certificates. An issuer of pass-through certificates gathers monthly payments from an underlying pool of mortgage obligations. Then, the issuer deducts its fees and expenses and passes the balance of the payments onto the certificate holders once a month. Holders of pass-through certificates receive a pro rata share of all payments and pre-payments from the underlying mortgage obligations. As a result, the holders assume all the prepayment risks of the underlying mortgage obligations.

         ASSET-BACKED SECURITIES

         Asset-backed securities are payable from pools of obligations other than mortgages. Most asset-backed securities involve consumer or commercial debts with maturities of less than ten years. However, almost any type of fixed income asset (including other fixed income securities) may be used to create an asset-backed security. Asset-backed securities may take the form of commercial paper, notes, or pass-through certificates. Asset-backed securities have prepayment risks.

         CORPORATE DEBT SECURITIES

         Corporate debt securities are fixed income securities issued by businesses. Notes, bonds, debentures and commercial paper are the most common types of corporate debt securities. A Fund may also purchase interests in bank loans to companies. The credit risks of corporate debt securities vary widely among issuers.

         In addition, the credit risk of an issuer's debt security may vary based on its priority for repayment. For example, higher ranking (senior) debt securities have a higher priority than lower ranking (subordinated) securities. This means that the issuer might not make payments on subordinated securities while continuing to make payments on senior securities. In addition, in the event of bankruptcy, holders of senior securities may receive amounts otherwise payable to the holders of subordinated securities. Some subordinated securities, such as trust preferred and capital securities notes, also permit the issuer to defer payments under certain circumstances. For example, insurance companies issue securities known as surplus notes that permit the insurance company to defer any payment that would reduce its capital below regulatory requirements.

REPURCHASE AGREEMENTS
--------------------------------------------------------------------------------

Repurchase agreements are transactions in which a Fund buys a security from a dealer or bank and agrees to sell the security back at a mutually agreed upon time and price. The repurchase price exceeds the sale price, reflecting a Fund's return on the transaction. This return is unrelated to the interest rate on the underlying security. A Fund will enter into repurchase agreements only with banks and other recognized financial institutions, such as securities dealers, deemed creditworthy by the Adviser.

The Funds' custodian or an approved sub-custodian will generally take possession of the securities subject to repurchase agreements. The Adviser will monitor the value of the underlying security each day to ensure that the value of the security always equals or exceeds the repurchase price.

Repurchase agreements are subject to credit risks of the dealer or bank acting as the counterparty.

TEMPORARY DEFENSIVE INVESTMENTS
--------------------------------------------------------------------------------

To minimize potential losses and maintain liquidity necessary to meet shareholder redemptions during adverse market conditions, each of the Funds (except the Money Market Fund) may temporarily depart from its principal investment strategy by investing up to 100% of Fund assets in cash or short-term, high quality money market instruments (e.g. commercial paper, repurchase agreements, etc.). This may cause a Fund to temporarily forego greater investment returns for the safety of principal and fail to meet its investment objective.

INVESTMENT RATINGS
--------------------------------------------------------------------------------

The Funds (other than the Money Market Fund) may invest in securities rated investment grade. The Adviser will determine whether a security is investment grade based upon the credit ratings given by one or more NRSROs. For example, Standard and Poor's, a rating service, assigns ratings to investment grade securities (AAA, AA, A and BBB) based on their assessment of the likelihood of the issuer's inability to pay interest or principal (default) when due on each security. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, the Fund must rely entirely upon the Adviser's credit assessment that the security is comparable to investment grade.

Some securities in which the Funds (other than the Money Market Fund) invest will be rated in the lowest investment grade category (BBB). Securities rated BBB by Standard and Poor's have some speculative characteristics. Unrated securities will be determined by the Adviser to be of like quality and may have greater risk (but a potentially higher yield) than comparable rated securities. If a security is downgraded, the Adviser will re-evaluate the security and determine whether or not the security remains an acceptable investment.

PORTFOLIO TURNOVER
--------------------------------------------------------------------------------

None of the Funds intend to invest for the purpose of seeking short-term profits. Securities of each Fund (except the Money Market Fund) will be sold without regard to the length of time they have been held when the Adviser believes it is appropriate to do so in light of that Fund's investment objective. A higher portfolio turnover rate increases transaction expenses that must be borne directly by a Fund (and thus indirectly by its shareholders), and affect Fund performance. In addition, a high rate of portfolio turnover may result in the realization of larger amounts of capital gains which, when distributed to shareholders, are taxable to them.

PRINCIPAL RISKS OF INVESTING IN THE FUNDS
--------------------------------------------------------------------------------

STOCK MARKET RISKS
--------------------------------------------------------------------------------

o The value of equity securities in a Fund's portfolio will rise and fall. These fluctuations could be a sustained trend or a drastic movement. Individual stocks held in a Fund's portfolio are affected by factors such as corporate earnings, production, management and sales. Stock markets are affected by numerous factors, including interest rates, the outlook for corporate profits, the health of the national and world economies, national and world social and political events, and the fluctuations of other stock markets around the world. A Fund's portfolio will reflect changes in prices of individual portfolio stocks or general changes in stock valuations. Consequently, a Fund's share price may decline.

o The Adviser attempts to manage market risk by limiting the amount a Fund invests in each company's equity securities. However, diversification will not protect a Fund against widespread or prolonged declines in the stock market.

BOND MARKET RISKS
--------------------------------------------------------------------------------

o Prices of fixed income securities rise and fall in response to interest rate changes for similar securities. Generally, when interest rates rise, prices of fixed income securities fall.

o Interest rate changes have a greater effect on the price of fixed income securities with longer durations. Duration measures the price sensitivity of a fixed income security to changes in interest rates and is an alternative measure to a security's maturity.

o The Funds are also subject to inflation risk. Inflation risk is the risk to investments caused by market expectations of higher prices for goods and services. Inflationary expectations are generally associated with higher interest rates and, accordingly, higher yields and lower prices on fixed-rate debt securities. Because inflation reduces the purchasing power of income produced by existing fixed-rate debt securities, such as bonds and notes, the prices at which these securities trade will be reduced to compensate for the fact that the income they produce is worth less. This potential decrease in market value would be the measure of the inflation risk incurred by a Fund.

RISKS RELATED TO COMPANY SIZE
--------------------------------------------------------------------------------

o Generally, the smaller the market capitalization of a company, the fewer the number of its shares traded daily, the less liquid its stock and the more volatile its price. Market capitalization is determined by multiplying the number of its outstanding shares by the current market price per share.

o Companies with smaller market capitalizations also tend to have unproven track records, a lack of depth in management, a limited product or service base and limited access to capital. These factors also increase risks and make these companies more likely to fail than larger, well capitalized companies.

MARKET TRENDS/STYLE RISK
--------------------------------------------------------------------------------

o Different types of stocks tend to shift into and out of favor with stock market investors depending on market and economic conditions. For instance, from time to time the stock market may not favor value-oriented stocks. Rather, the market could favor growth stocks or may not favor equity securities at all. Accordingly, a Fund that focuses on one type of style may perform from time to time better or worse than a stock fund that focuses on other types of stocks or that has a broader investment style.

o In addition, there are special considerations associated with investing using either a "value" or "growth" style. Due to their relatively low valuations, value-oriented stocks are typically less volatile than growth stocks. In comparison, a growth stock's price may be more directly linked to market developments or earnings forecasts than a value stock's price. However, value stocks tend to have higher dividend yields than growth stocks. This means they depend less on price change for returns. Accordingly, they might not participate as much in upward market movement but may be less adversely affected in a down market compared to lower yielding, growth stocks.

CREDIT RISKS
--------------------------------------------------------------------------------

o Credit risk is the possibility that an issuer will default on a security by failing to pay interest or principal when due. If an issuer defaults, a Fund will lose money.

o Credit risk also includes the possibility that a party to a transaction involving a Fund will fail to meet its obligations. This could cause a Fund to lose the benefit of the transaction or prevent a Fund from selling or buying other securities to implement its investment strategy.

o Many fixed income securities receive credit ratings from NRSROs such as Standard & Poor's and Moody's Investors Service. These NRSROs assign ratings to securities by assessing the likelihood of issuer default. Lower credit ratings correspond to higher credit risk. If a security has not received a rating, a Fund must rely entirely upon the Adviser's credit assessment. In addition there is a risk that the rating of a debt security may be lowered if an issuer's financial condition changes which may lead to a greater price fluctuation in the securities a Fund owns.

o Fixed income securities generally compensate for greater credit risk by paying interest at a higher rate. The difference between the yield of a security and the yield of a U.S. Treasury security with a comparable maturity (the spread) measures the additional interest paid for risk. Spreads may increase generally in response to adverse economic or market conditions. A security's spread may also increase if the security's rating is lowered, or the security is perceived to have an increased credit risk. An increase in the spread will cause the price of the security to decline.

CALL RISKS
--------------------------------------------------------------------------------

o Call risk is the possibility that an issuer may redeem a fixed income security before maturity (a call) at a price below its current market price. An increase in the likelihood of a call may reduce the security's price.

o If a fixed income security is called, a Fund may have to reinvest the proceeds in other fixed income securities with lower interest rates, higher credit risks, or other less favorable characteristics.

PREPAYMENT RISKS
--------------------------------------------------------------------------------

o Generally, homeowners have the option to prepay their mortgages at any time without penalty. Homeowners frequently refinance high interest rate mortgages when mortgage rates fall. This results in the prepayment of mortgage-backed securities with higher interest rates and may result in a Fund's having to reinvest the prepayment proceeds in lower yielding instruments. Conversely, prepayments due to refinancings decrease when mortgage rates increase. This extends the life of mortgage-backed securities with lower interest rates and may cause the price of such securities to become more volatile. As a result, increases in prepayments of high interest rate mortgage-backed securities, or decreases in prepayments of lower interest rate mortgage-backed securities, may reduce their yield and price. This relationship between interest rates and mortgage prepayments makes the price of mortgage-backed securities more volatile than most other types of fixed income securities with comparable credit risks. If a mortgage-backed or asset-backed security is prepaid earlier than anticipated, a Fund may have to reinvest the returned principal in a lower interest rate market and therefore earn less income. In addition, a Fund could lose principal as a result of the faster than anticipated prepayments of securities purchased at a premium.

WHAT DO SHARES COST?
--------------------------------------------------------------------------------

You can purchase, redeem or exchange shares any day the New York Stock Exchange ("NYSE") is open. When a Fund receives your transaction request in proper form (as described in this prospectus), it is processed at the next calculated net asset value ("NAV") less any applicable sales charge (the "Public Offering Price"). There is no sales charge when you purchase shares of the Money Market Fund.

From time to time a Fund may purchase foreign securities that trade in foreign markets on days the NYSE is closed. The value of a Fund's assets may change on days you cannot purchase or redeem shares.

NAV for each of the Funds is determined at the end of regular trading (normally 4:00 p.m. Eastern time) each day the NYSE is open. A Fund reserves the right not to determine NAV when it has not received any orders to purchase, sell, or exchange; or if changes in the value of the Funds' portfolio do not affect its NAV. The NAV for the Money Market Fund is expected to be $1.00 per share.

The value of Fund shares (except the Money Market Fund) is generally determined based upon the market value of portfolio securities (less that Fund's liabilities). However, the Funds' Board of Trustees ("Board") has adopted detailed procedures specifying other methods of valuing investments when necessary to appraise their fair market value (such as when market quotations are not readily available for a given portfolio security).

The value of the Money Market Fund's shares is determined by amortized cost. Under this method, portfolio instruments are valued at the acquisition cost as adjusted for amortization of premium or accretion of discount rather than at current market value.

o    The required minimum initial investment for Fund shares is $1,000.
o    The required subsequent investment amount is $100.
o    The required minimum initial investment for retirement investments is $500.

All minimum amounts may be waived for active and retired employees of Provident and the distributor.

The following tables summarize the maximum sales charges, if any, that you will pay on an investment in a Fund. Keep in mind that investment professionals may charge you fees for their services in connection with your share transactions.

SALES CHARGE WHEN YOU PURCHASE INVESTOR A SHARES
--------------------------------------------------------------------------------

Investor A Shares of THE FUNDS are sold at their NAV next calculated after an order is received in proper form (as described in this prospectus) less a sales charge (except the MONEY MARKET FUND, which does not have a sales charge) as follows:

                                         SALES CHARGE AS A PERCENTAGE      SALES CHARGE AS A PERCENTAGE
PURCHASE AMOUNT                           OF PUBLIC OFFERING PRICE                     OF NAV
-------------------------------------------------------------------------------------------------------
Less than $100,000                                  4.50%                              4.71%
-------------------------------------------------------------------------------------------------------
$100,000 but less than $250,000                     3.50%                              3.63%
-------------------------------------------------------------------------------------------------------
$250,000 but less than $500,000                     2.50%                              2.56%
-------------------------------------------------------------------------------------------------------
$500,000 but less than $1 million                   1.50%                              1.52%
-------------------------------------------------------------------------------------------------------
$1 million or greater                               0.00%                              0.00%
-------------------------------------------------------------------------------------------------------

THE SALES CHARGE FOR PURCHASING INVESTOR A SHARES MAY BE REDUCED OR ELIMINATED
BY:

o purchasing shares in greater quantities to reduce the applicable sales charges;

o combining concurrent purchases of shares made by you, your spouse, or your children under age 21;

o accumulating purchases (in calculating the sales charge on an additional purchase, include the current value of previous share purchases still invested in the Fund); or

o signing a letter of intent to purchase at least $100,000 in Investor A Shares within 13 months (call the Funds for an application and more information).

THE SALES CHARGE WILL BE ELIMINATED WHEN YOU PURCHASE INVESTOR A SHARES:

o within 90 days of redeeming shares of an equal or greater amount (other than shares of the Money Market Fund);

o by exchanging shares from the same share class of another Provident Riverfront Fund (other than the Money Market Fund);

o through wrap accounts, insurance company separate accounts or other investment programs where you pay the investment professional directly for services;

o as a personal trust, employee benefit, agency or custodial (other than IRA) client of Provident;

o  with reinvested distributions received on Investor A Shares;

o  through investment professionals that receive no portion of the sales charge;
   or

o as an active or retired Trustee, officer or employee of The Provident Riverfront Funds, the Adviser, the distributor, and their affiliates, and the immediate family members of these individuals.

If your purchase qualifies, you or your investment professional must notify the Funds' transfer agent at the time of purchase to reduce or eliminate the sales charge. If the transfer agent is not notified, you will receive the reduced sales charge only on the additional purchases, and not retroactively on previous purchases.

SALES CHARGE WHEN YOU REDEEM INVESTOR B SHARES
--------------------------------------------------------------------------------

Your redemption proceeds from Investor B Shares may be reduced by a sales charge commonly referred to as a contingent deferred sales charge ("CDSC"), in the following amount:

SHARES HELD UP TO:    CDSC           SHARES HELD UP TO:          CDSC
------------------------------------------------------------------------------
1 year                4.00%          5 years                     2.00%
------------------------------------------------------------------------------
2 years               4.00%          6 years                     1.00%
------------------------------------------------------------------------------
3 years               4.00%          7 years or more             0.00%
------------------------------------------------------------------------------
4 years               3.00%
--------------------------------------

After Investor B Shares have been held for eight years from the date of purchase, they will automatically convert to Investor A Shares on the first business day of the month in which the eigth anniversary of the issuance of such Investor B Shares occurs. Investor B Shares are not offered by the Money Market Fund.

YOU WILL NOT BE CHARGED A CDSC WHEN REDEEMING INVESTOR B SHARES:

o  that you purchased with reinvested dividends or capital gains;

o that you exchanged into the same share class of another Provident Riverfront Fund where the Investor B Shares were held for the applicable CDSC holding period (other than the Money Market Fund);

o that you purchased through investment professionals that did not receive advanced sales payments; or

o if, after you purchased Investor B Shares, you became disabled as defined by the IRS.

If your redemption qualifies, you or your investment professional must notify the transfer agent at the time of redemption to eliminate the CDSC. If the transfer agent is not notified, the CDSC will apply.

TO KEEP THE SALES CHARGE AS LOW AS POSSIBLE, THE FUNDS REDEEM YOUR INVESTOR B SHARES IN THIS ORDER:

o  Investor B Shares that are not subject to a CDSC;

o Investor B Shares held the longest (to determine the number of years your Investor B Shares have been held, include the time you held Investor B Shares of other Provident Riverfront Funds (other than the Money Market Fund) that have been exchanged for Investor B Shares of this Fund); and

o then, the CDSC is calculated using the share price at the time of purchase or redemption, whichever is lower.

Orders for $250,000 or more will be invested in Investor A Shares instead of Investor B Shares to maximize return and minimize sales charges and marketing fees. Accounts held in the name of an investment professional may be treated differently.

HOW ARE THE FUNDS SOLD?
--------------------------------------------------------------------------------

Each Fund (other than the Money Market Fund) offers Investor A Shares and Investor B Shares, each representing interests in a single portfolio of securities. The Money Market Fund offers Investor A Shares and Institutional Shares, but not Investor B Shares. This prospectus relates only to Investor A and Investor B Shares. Each share class has different sales charges and other expenses, which affect their performance.

The Funds' principal underwriter, Edgewood Services, Inc. ("Distributor"), a subsidiary of Federated Investors, Inc., markets the shares described in this prospectus to institutions and individuals, directly or through investment professionals, including customers of Provident. When the Distributor receives sales charges and marketing fees, it may pay some or all of them to investment professionals. The Distributor and its affiliates may pay out of their assets other amounts (including items of material value) to investment professionals for marketing and servicing shares.

RULE 12B-1 PLANS
--------------------------------------------------------------------------------

The Trust has adopted Rule 12b-1 Plans, which allow the Funds to pay marketing fees to the Distributor and investment professionals for the sale, distribution and customer servicing of the Funds' Investor A and Investor B Shares. The 12b-1 fee for the Investor A Shares is 0.25% and for Investor B Shares the 12b-1 fee is 1.00%. Because these shares pay marketing fees on an ongoing basis, your investment cost may be higher over time than other shares with different sales charges and marketing fees. The Distributor will not make payments of 12b-1 Fees in amounts less than $10.

HOW DO I PURCHASE OR EXCHANGE SHARES?
--------------------------------------------------------------------------------

Shares of each Fund may be purchased through an investment professional, directly from the Funds, or through an exchange from another Provident Riverfront Fund. The Funds reserve the right to reject any request to purchase or exchange shares.

THROUGH AN INVESTMENT PROFESSIONAL
--------------------------------------------------------------------------------

o  Establish an account with the investment professional; and

o For all Funds (except the Money Market Fund), submit your purchase order to the investment professional before the end of regular trading on the NYSE (normally 4:00 p.m. Eastern time). You will receive the next calculated NAV if the investment professional forwards the order to the Fund on the same day and the Fund receives payment within three business days following the order. You will become the owner of shares and receive dividends when the Fund receives your payment.

o For the Money Market Fund, if you submit your purchase order to the investment professional before 4:00 p.m. (Eastern time) you will receive that day's dividend if the investment professional forwards the order to the Fund before 4:00 p.m. (Eastern time) and the Fund receives payment by 5:00 p.m. (Eastern time). If your order and/or payment is received after these times, you will be entitled to the next day's dividend. You will become the owner of shares and receive dividends when the Fund receives your payment.

Investment professionals should send payments according to the instructions in the sections "By Wire" or "By Check."

DIRECTLY FROM THE FUNDS
--------------------------------------------------------------------------------

To establish your account with a Fund:

o  Submit a completed account application; and

o  Send your payment to the Fund by Federal Reserve wire or by check.

You will become the owner of shares and your shares will be priced at the next calculated NAV after the Fund receives your wire or your check. If your check does not clear, your purchase will be canceled and you could be liable for any losses or fees the Fund or its transfer agent incurs.

After establishing an account, you may place an order by calling the Funds and the shares will be priced at the next calculated NAV after the Funds receive the order.

BY WIRE
--------------------------------------------------------------------------------

You or your investment professional must telephone Provident at 1-800-424-2295 and provide the following information:

o The name of the Fund in which you wish to invest;

o your name, address, telephone number and tax identification number;

o the dollar amount of the wire; and

o the name of the institution wiring the funds.

Provident will provide you with a Fund account number.

Then, send your wire to:

         The Provident Bank
         Cincinnati, OH
         ABA: 042000424
         Mutual Fund Services
         Account 0895-261
         For Further Credit to: (Fund and Class of Shares Name) of The Provident Riverfront Funds
         Fund Account Number
         Account Name

You cannot purchase shares by wire on holidays or when wire transfers are restricted.

BY CHECK
--------------------------------------------------------------------------------

Make your check payable to the appropriate Fund and mail it together with a completed account application to:

         The Provident Riverfront Funds
         c/o The Provident Bank
         Mutual Fund Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

If you have already established an account with the Funds you do not need to mail an account application, but must note your account number on the check.

If you send your check by a PRIVATE COURIER OR OVERNIGHT DELIVERY SERVICE that requires a street address, send it to:

         The Provident Bank
         Shareholder Services MS 668-D
         309 Vine Street
         Cincinnati, OH 45202

Payment should be made in U.S. dollars and drawn on a U.S. bank. The Funds will not accept third-party checks (checks originally made payable to someone other than the Fund). For the Money Market Fund, orders by mail are considered received when payment by check is converted into federal funds (normally the business day after the check is received) and shares begin earning dividends the next day.

Shares of the Funds may be purchased through electronic funds transfer ("EFT"). See your account application for details.

PURCHASES THROUGH AN EXCHANGE
--------------------------------------------------------------------------------

You may purchase shares through an exchange from the same share class of another Provident Riverfront Fund. You must meet the minimum initial investment requirement for purchasing shares and both accounts must have identical registrations. Shares purchased by check are eligible for exchange after 15 days. An exchange is treated as a redemption and subsequent purchase, and is therefore a taxable event.

SYSTEMATIC INVESTMENT PLAN
--------------------------------------------------------------------------------

Once you have opened an account, you may automatically purchase additional shares on a regular basis by completing the Systematic Investment Plan section of your account registration or by contacting the Funds or your investment professional. Once proper authorization is given, your bank account will be debited on the date specified to purchase shares of a Fund. The sales charge will be waived for investments made under this Plan.

RETIREMENT INVESTMENTS
--------------------------------------------------------------------------------

You may purchase shares as retirement investments (such as IRAs). For more information, call the Funds at 1-800-424-2295 or your investment professional or write the Funds at:

         Mutual Fund Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

We suggest that you discuss retirement investments with your tax adviser. You may be subject to an annual IRA account fee and termination fee.

HOW DO I REDEEM SHARES?
--------------------------------------------------------------------------------

Each Fund redeems shares at its NAV next calculated after the Fund receives the redemption request in proper form, less any applicable CDSC. Shares may be redeemed directly from the Funds by mail or by telephone or through an investment professional.

BY MAIL
--------------------------------------------------------------------------------

Send your written redemption request including your name, the Fund's and class of shares' name, your account number and the share or dollar amount requested to:

         The Provident Riverfront Funds
         c/o The Provident Bank
         Mutual Fund Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

BY TELEPHONE
--------------------------------------------------------------------------------

If you have completed the proper authorization form on your account application, you may also redeem shares by calling the Funds at 1-800-424-2295. The dollar amount of the telephone redemption may not exceed $50,000.

Your telephone instructions may be recorded. If the Funds do not follow reasonable procedures, they may be liable for losses due to unauthorized or fraudulent telephone instructions.

Redemptions by telephone will only be permitted if the address and bank account of record have been the same for at least 30 days.

If your account is through an investment professional, contact your investment professional for instructions on how to redeem shares.

SIGNATURE GUARANTEES
--------------------------------------------------------------------------------

You must have a signature guarantee on written redemption requests when:

o  you are requesting a redemption of $50,000 or more;

o you want the proceeds from a redemption to be sent to an address other than the one you have on record with the Fund (or to an address of record which has been changed within the last 30 days); or

o you want the redemption proceeds payable to someone other than the shareholder of record.

Your signature can be guaranteed by any federally insured financial institution (such as a bank or credit union) or a broker-dealer that is a domestic stock exchange member, but not by a notary public.

LIMITATIONS ON REDEMPTION PROCEEDS
--------------------------------------------------------------------------------

Redemption proceeds normally are mailed within one business day after receiving a request in proper form. However, payment may be delayed up to seven days:

o  to allow your purchase payment to clear;

o  during periods of market volatility; or

o when a shareholder's trade activity or amount adversely impacts a Fund's ability to manage its assets.

REDEMPTION IN KIND
--------------------------------------------------------------------------------

Although the Funds intend to pay share redemptions in cash, they reserve the right to pay the redemption price in whole or in part by a distribution of a Fund's portfolio securities subject to certain limitations.

AUTOMATIC WITHDRAWAL PLAN
--------------------------------------------------------------------------------

The Automatic Withdrawal Plan allows you to automatically redeem shares monthly or quarterly if your account has a value of at least $10,000 in Investor A Shares or Investor B Shares. Each redemption must be at least $100 and no more than:

o 1.5% per month or 4.5% per quarter of the total NAV of the Fund's Investor A Shares in the account when the Plan is opened; or

o 0.833% per month or 2.5% per quarter of the total NAV of the Fund's Investor B Shares in the account when the Plan is opened, as applicable.

This program may reduce, and eventually deplete, your account and payments should not be considered yield or income.

Due to the fact that Investor A Shares are sold with an initial sales charge, it is not advisable for you to purchase Investor A Shares while participating in this Plan. The CDSC will be waived on automatic redemptions of Investor B Shares.

CHECKWRITING
--------------------------------------------------------------------------------

If requested on your account application, and if you have your account directly with the Funds through the Distributor (not through an investment professional), the Money Market Fund will establish a checking account for you with Provident free of charge. Checks may be drawn for $250 or more payable to anyone. Your account will continue to receive the daily dividend declared on the shares being redeemed until the check is presented for payment.

Since the aggregate amount in your account changes each day because of the daily dividend, you should not attempt to withdraw the full amount in your account by using a check.

HOW DO I EXCHANGE SHARES?
--------------------------------------------------------------------------------

You may exchange shares of a Fund (other than shares of the Money Market Fund) for shares of the same class of another Fund at NAV and without a sales charge, provided you meet the $1,000 minimum investment requirement of the Fund into which you are making the exchange.

To exchange shares, call the Funds at 1-800-424-2295 or write the Funds at:

         The Provident Riverfront Funds
         c/o The Provident Bank
         Mutual Funds Services
         P.O. Box 14967
         Cincinnati, OH 45250-0967

An exchange is treated as a redemption and subsequent purchase, and is therefore a taxable transaction to you. An exchange must comply with the requirements for a redemption, including signature guarantees where appropriate, and must specify the dollar value or number of shares to be exchanged.

Your telephone instructions may be recorded. If the Funds do not follow reasonable procedures, they may be liable for losses due to unauthorized or fraudulent telephone instructions.

You are not permitted to exchange Investor B Shares of a Fund for shares of the Money Market Fund.

The Funds may modify or terminate the exchange privilege at any time. Shareholders will be given 60 days' notice of the modification or termination of the exchange privilege. Excessive trading may be detrimental to a Fund and other shareholders; as such, exchanges are limited to five per rolling twelve month period.

ACCOUNT AND SHARE INFORMATION
--------------------------------------------------------------------------------

CONFIRMATIONS AND ACCOUNT STATEMENTS
--------------------------------------------------------------------------------

You will receive confirmation of purchases, redemptions (except redemptions effected by checkwriting) and exchanges, including systematic transactions. In addition, you will receive periodic statements reporting all account activity, dividends and capital gains paid.

SHARE CERTIFICATES
--------------------------------------------------------------------------------

The Funds do not issue share certificates.

DIVIDENDS AND CAPITAL GAINS
--------------------------------------------------------------------------------

The Money Market Fund declares any dividends daily and pays them monthly to shareholders. If you purchase shares by wire, you begin earning dividends on the day your wire is received, provided you have notified the Fund prior to 4:00 p.m. (Eastern time) and the Fund receives your wire prior to 5:00 p.m. (Eastern time). If you purchase shares by check, you begin earning dividends on the business day after the Fund receives your check. If you redeem shares of the Money Market Fund by phone prior to 12:00 noon (Eastern time), you will not receive that day's dividend and redemption proceeds will generally be sent that day. If you redeem shares of the Money Market Fund by phone after 12:00 noon (Eastern time), you will receive that day's dividend but redemption proceeds will not generally be sent until the next business day.

The Small Company Fund declares and pays any dividends semi-annually. The remaining Funds declare and pay dividends monthly. Dividends are paid to all shareholders invested in a Fund on the record date. The record date is the date on which a shareholder must officially own shares in order to earn a dividend.

In addition, the Funds pay any capital gains at least annually. Your dividends and capital gains distributions will be automatically reinvested in additional shares without a sales charge, unless you elect cash payments.

If you purchase shares just before a Fund declares a dividend or capital gain distribution, you will pay the full price for the shares and then receive a portion of the price back in the form of a distribution, whether or not you reinvest the distribution in shares. Therefore, you should consider the tax implications of purchasing shares shortly before the Fund declares a dividend or capital gain.

ACCOUNTS WITH LOW BALANCES
--------------------------------------------------------------------------------

Due to the high cost of maintaining accounts with low balances, accounts may be closed if redemptions or exchanges cause the account balance to fall below $500. Before an account is closed, the shareholder will be notified and allowed 45 days to purchase additional shares to increase the balance to over $500.

TAX INFORMATION
--------------------------------------------------------------------------------

The Funds send you an annual statement of your account activity to assist you in completing your federal, state and local tax returns. Fund distributions of dividends and capital gains are taxable to you whether paid in cash or reinvested in a Fund. Dividends are taxable as ordinary income; capital gains are taxable at different rates depending on the length of time the Fund holds its assets.

Fund distributions for the Large Company Fund and Small Company Fund are expected to be primarily capital gains. Fund distributions for the Balanced Fund and Select Value Fund are expected to be both dividends and capital gains. Fund distributions for the Government Fund and Money Market Fund are expected to be primarily dividends. Redemptions and exchanges are taxable sales.

Please consult your tax adviser regarding your federal, state and local tax liability.

WHO MANAGES THE FUNDS?
--------------------------------------------------------------------------------

The Board of Trustees governs the Funds. The Board selects and oversees the investment adviser, Provident Investment Advisors, Inc.. The Adviser manages the Funds' assets, including buying and selling portfolio securities. The Adviser's address is One East Fourth Street, Cincinnati, Ohio 45202.

The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940 and is a subsidiary of Provident Financial Group, Inc., a bank holding company located in Cincinnati, OH with approximately $2.2 billion in managed assets as of December 31, 2003. The Adviser, or its affiliate The Provident Bank (former Adviser to each of the Funds), has provided investment advisory services to individual and corporate trust accounts since 1902.

The Adviser manages the Funds by an investment team approach.

For its services under an Advisory Contract for the fiscal year ended December 31, 2003, the Adviser received an advisory fee from each Fund, which was paid monthly, on an annual basis in accordance with the following schedule:

                     PERCENTAGE OF                             PERCENTAGE OF
    FUND NAME      AVERAGE NET ASSETS      FUND NAME        AVERAGE NET ASSETS
-------------------------------------------------------------------------------
Large Company Fund       0.80%          Select Value Fund          0.95%
-------------------------------------------------------------------------------
Balanced Fund            0.90%          Government Fund            0.40%
-------------------------------------------------------------------------------
Small Company Fund       0.80%          Money Market Fund          0.15%
-------------------------------------------------------------------------------

The Adviser may voluntarily choose to waive a portion of its fee or reimburse the Funds for certain operating expenses.

FINANCIAL INFORMATION
--------------------------------------------------------------------------------

FINANCIAL HIGHLIGHTS
--------------------------------------------------------------------------------

The Financial Highlights will help you understand each Fund's financial performance for its past five fiscal years, or since inception, if the life of the Fund is shorter. Some of the information is presented on a per share basis. Total returns represent the rate an investor would have earned (or lost) on an investment in a Fund, assuming reinvestment of any dividends and capital gains.

The Financial Highlights for the year ended December 31, 2003 have been audited by Deloitte & Touche LLP, whose report, along with the Funds' audited financial statements, is included in the Annual Report. The Financial Highlights presented for periods prior to December 31, 2003 were audited by other auditors whose report dated February 10, 2003 expressed an unqualified opinion on the Financial Highlights.

FINANCIAL HIGHLIGHTS

THE PROVIDENT RIVERFRONT FUNDS

                                         NET REALIZED                                               DISTRIBUTIONS
                                             AND                                                       FROM NET
                                          UNREALIZED                                                   REALIZED
                                        GAIN (LOSS) ON                              DISTRIBUTIONS      GAIN ON
                 NET ASSET   (A)NET      INVESTMENTS                 DISTRIBUTIONS   IN EXCESS OF    INVESTMENTS
                   VALUE,   INVESTMENT   AND FOREIGN    TOTAL FROM     FROM NET          NET         AND FOREIGN
 YEAR ENDED      BEGINNING   INCOME       CURRENCY      INVESTMENT    INVESTMENT      INVESTMENT      CURRENCY
 DECEMBER 31,    OF PERIOD   (LOSS)     TRANSACTIONS    OPERATIONS      INCOME         INCOME       TRANSACTIONS
---------------------------------------------------------------------------------------------------------------------
LARGE COMPANY FUND-INVESTOR A SHARES
    1999          $13.89       -0.1          4.76          4.66             0             0             -0.96
    2000          $17.59       -0.12        -3.41         -3.53             0             0             -1.68
    2001          $12.38       -0.1         -3.26         -3.36             0             0                 0
    2002          $ 9.02       -0.08        -2.32         -2.4              0             0                 0
    2003          $ 6.62       -0.05         1.48          1.43             0             0                 0

LARGE COMPANY FUND-INVESTOR B SHARES
    1999          $13.69       -0.18         4.63          4.45             0             0             -0.96
    2000          $17.18       -0.22        -3.33         -3.55             0             0             -1.68
    2001          $11.95       -0.17        -3.14         -3.31             0             0                 0
    2002          $ 8.64       -0.12        -2.23         -2.35             0             0                 0
    2003          $ 6.29       -0.1          1.4           1.3              0             0                 0

BALANCED FUND-INVESTOR A SHARES
    1999          $13.04        0.18         1.51          1.69         -0.18             0             -1.15
    2000          $ 13.4        0.18         0.01          0.19         -0.18             0             -1.33
    2001          $12.08        0.1         -1.97         -1.87         -0.09             0                 0
    2002          $10.12        0.07        -1.6          -1.53         -0.05             0                 0
    2003          $ 8.54        0.03         1.37          1.4          -0.01             0                 0

BALANCED FUND-INVESTOR B SHARES
    1999          $13.56        0.07         1.56          1.63         -0.07             0             -1.15
    2000          $13.97        0.06         0.03          0.09         -0.06             0             -1.33
    2001          $12.67        0.01        -2.06         -2.05         -0.01             0                 0
    2002          $10.61       -0.01        -1.66         -1.67             0             0                 0
    2003          $ 8.94       -0.04         1.42          1.38             0             0                 0

SMALL COMPANY FUND-INVESTOR A SHARES
    1999          $ 7.89       -0.14         3.85          3.71             0             0             -0.16
    2000          $11.44       -0.13        -2.32         -2.45             0             0             -1.5
    2001          $ 7.49       -0.11        -2.98         -3.09             0             0                 0
    2002          $  4.4       -0.11        -1.06         -1.17             0             0                 0
    2003          $ 3.23       -0.08         1.53          1.45             0             0                 0

SMALL COMPANY FUND-INVESTOR B SHARES
    1999          $ 8.14       -0.2          3.94          3.74             0             0             -0.16
    2000          $11.72       -0.2         -2.39         -2.59             0             0             -1.5
    2001          $ 7.63       -0.16        -3.02         -3.18             0             0                 0
    2002          $ 4.45       -0.14        -1.06         -1.2              0             0                 0
    2003          $ 3.25       -0.11         1.53          1.42             0             0                 0


                                                          RATIOS TO AVERAGE NET ASSETS
                                                   ---------------------------------------------
                                   NET                             NET
                                  ASSET                        INVESTMENT
                                  VALUE,    (B)                  INCOME     (C)EXPENSE      NET ASSETS,
 YEAR ENDED          TOTAL        END OF   TOTAL               (OPERATING     WAIVER/     END OF PERIOD    PORTFOLIO
 DECEMBER 31,     DISTRIBUTIONS   PERIOD  RETURN     EXPENSES     LOSS)    REIMBURSEMENT  (OOO OMITTED)  TURNOVER RATE
------------------------------------------------------------------------------------------------------------------------
LARGE COMPANY FUND-INVESTOR A SHARES
    1999             -0.96       $17.59    33.57%     1.51%      -0.75%        0.00%         $81,318          35%
    2000             -1.68       $12.38   -20.09%     1.51%      -0.80%        0.00%         $68,611          81%
    2001                 0       $ 9.02   -27.14%     1.69%      -0.83%        0.00%         $37,261          88%
    2002                 0       $ 6.62   -26.61%     1.86%      -0.76%        0.00%         $17,947          66%
    2003                 0       $ 8.05    21.60%     1.95%      -0.69%        0.00%         $16,633         102%

LARGE COMPANY FUND-INVESTOR B SHARES
    1999             -0.96       $17.18    32.52%     2.26%      -1.50%        0.00%         $25,793          35%
    2000             -1.68       $11.95   -20.69%     2.26%      -1.55%        0.00%         $25,177          81%
    2001                 0       $ 8.64   -27.70%     2.44%      -1.59%        0.00%         $15,700          88%
    2002                 0       $ 6.29   -27.20%     2.61%      -1.51%        0.00%         $ 9,656          66%
    2003                 0       $ 7.59    20.67%     2.70%      -1.44%        0.00%         $10,372         102%

BALANCED FUND-INVESTOR A SHARES
    1999             -1.33       $13.41     3.15%     1.61%       1.32%        0.16%         $12,962          51%
    2000             -1.51       $12.08     1.41%     1.53%       1.25%        0.16%         $11,748          54%
    2001             -0.09       $10.12   -15.56%     1.73%       0.82%        0.12%         $ 9,112          89%
    2002             -0.05       $ 8.54   -15.14%     1.99%       0.65%        0.10%         $ 6,137         112%
    2003             -0.01       $ 9.93    16.34%     2.00%       0.30%        0.10%         $12,045          74%

BALANCED FUND-INVESTOR B SHARES
    1999             -1.22       $13.97    12.10%     2.42%       0.52%        0.10%         $17,167          51%
    2000             -1.39       $12.67     0.66%     2.34%       0.45%        0.10%         $17,796          54%
    2001             -0.01       $10.61   -16.20%     2.49%       0.05%        0.10%         $11,949          89%
    2002                 0       $ 8.94   -15.74%     2.74%      -0.10%        0.10%         $ 7,136         112%
    2003                 0       $10.32    15.44%     2.75%      -0.37%        0.10%         $ 5,315          74%

SMALL COMPANY FUND-INVESTOR A SHARES
    1999             -0.16       $11.44    47.08%     1.96%      -1.62%        0.00%         $23,633          65%
    2000              -1.5       $ 7.49   -21.08%     1.72%      -1.30%        0.00%         $18,806          53%
    2001                 0       $  4.4   -41.26%     2.23%      -1.97%        0.00%         $ 9,811          59%
    2002                 0       $ 3.23   -26.59%     2.79%      -2.34%        0.00%         $ 5,076         118%
    2003                 0       $ 4.68    44.89%     2.87%      -2.18%        0.00%         $10,507          82%

SMALL COMPANY FUND-INVESTOR B SHARES
    1999             -0.16       $11.72    46.01%     2.71%      -2.37%        0.00%         $ 1,931          65%
    2000              -1.5       $ 7.63   -21.76%     2.45%      -2.04%        0.00%         $ 2,072          53%
    2001                 0       $ 4.45   -41.68%     2.97%      -2.71%        0.00%         $ 1,001          59%
    2002                 0       $ 3.25   -26.97%     3.54%      -3.09%        0.00%         $   550         118%
    2003                 0       $ 4.67    43.69%     3.62%      -2.99%        0.00%         $   670          82%

(a) Per share information is based on average outstanding shares.
(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge.
(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios.

Further information about each Fund's performance is contained in the Funds' Annual Report, dated December 31, 2003, which can be obtained free of charge.

                                         NET REALIZED                                               DISTRIBUTIONS
                                             AND                                                       FROM NET
                                          UNREALIZED                                                   REALIZED
                                        GAIN (LOSS) ON                              DISTRIBUTIONS      GAIN ON
                 NET ASSET   (A)NET      INVESTMENTS                 DISTRIBUTIONS   IN EXCESS OF    INVESTMENTS
                   VALUE,   INVESTMENT   AND FOREIGN    TOTAL FROM     FROM NET          NET         AND FOREIGN
 YEAR ENDED      BEGINNING   INCOME       CURRENCY      INVESTMENT    INVESTMENT      INVESTMENT      CURRENCY
 DECEMBER 31,    OF PERIOD   (LOSS)     TRANSACTIONS    OPERATIONS      INCOME         INCOME       TRANSACTIONS
-------------------------------------------------------------------------------------------------------------------
SELECT VALUE FUND-INVESTOR A SHARES
    1999          $10.47      0.03           0.75           0.78             0         -0.03                0
    2000          $11.22     -0.04          -0.29          -0.33             0             0                0
    2001          $10.89     -0.02          -2.05          -2.07             0             0                0
    2002          $ 8.82      0.03          -2.21          -2.18         -0.02             0                0
    2003          $ 6.62      0.02           1.72           1.74         -0.01             0                0

SELECT VALUE FUND-INVESTOR B SHARES
    1999          $10.76     -0.07           0.79           0.72             0         -0.01                0
    2000          $11.47     -0.14          -0.28          -0.42             0             0                0
    2001          $11.05     -0.12          -2.05          -2.17             0             0                0
    2002          $ 8.88     -0.04          -2.21          -2.25             0             0                0
    2003          $ 6.63     -0.04           1.73           1.69             0             0                0

GOVERNMENT FUND-INVESTOR A SHARES
    1999          $ 9.65      0.48          -0.62          -0.14         -0.49             0                0
    2000          $ 9.02      0.5            0.46           0.96         -0.5              0                0
    2001          $ 9.48      0.47           0.24           0.71         -0.47             0            -0.07
    2002          $ 9.65      0.33           0.39           0.72         -0.33             0            -0.28
    2003          $ 9.76      0.19           0.03           0.22         -0.19             0            -0.19

GOVERNMENT FUND-INVESTOR B SHARES
    1999          $10.93      0.45          -0.69          -0.24         -0.41             0                0
    2000          $10.28      0.49           0.53           1.02         -0.41             0                0
    2001          $10.89      0.42           0.3            0.72         -0.38             0            -0.07
    2002          $11.16      0.29           0.47           0.76         -0.26             0            -0.27
    2003          $11.39      0.13           0.06           0.19         -0.1              0            -0.19

MONEY MARKET FUND-INVESTOR A SHARES
    1999          $    1      0.045             0           0.045        -0.045            0                0
    2000          $    1      0.057             0           0.057        -0.057            0                0
    2001          $    1      0.035             0           0.035        -0.035            0                0
    2002          $    1      0.01              0           0.01         -0.01             0                0
    2003          $    1      0.004             0           0.004        -0.004            0                0


                                                           RATIOS TO AVERAGE NET ASSETS
                                                   ---------------------------------------------
                                   NET                             NET
                                  ASSET                        INVESTMENT
                                  VALUE,    (B)                  INCOME     (C)EXPENSE      NET ASSETS,
 YEAR ENDED          TOTAL        END OF   TOTAL               (OPERATING     WAIVER/     END OF PERIOD    PORTFOLIO
 DECEMBER 31,     DISTRIBUTIONS   PERIOD  RETURN     EXPENSES     LOSS)    REIMBURSEMENT  (OOO OMITTED)  TURNOVER RATE
------------------------------------------------------------------------------------------------------------------------
SELECT VALUE FUND-INVESTOR A SHARES
    1999              -0.03       $11.22    7.44%      1.84%      0.22%        0.03%        $ 26,075         128%
    2000                  0       $10.89   -2.94%      1.71%     -0.41%        0.13%        $ 26,152          43%
    2001                  0       $ 8.82  -19.01%      1.76%     -0.23%        0.11%        $ 18,928          35%
    2002              -0.02       $ 6.62  -24.73%      1.92%      0.34%        0.10%        $ 10,906         117%
    2003              -0.01       $ 8.35   26.27%      1.99%      0.26%        0.11%        $ 18,745          51%

SELECT VALUE FUND-INVESTOR B SHARES
    1999              -0.01       $11.47    6.65%      2.63%     -0.50%        0.00%        $ 11,574         128%
    2000                  0       $11.05   -3.66%      2.50%     -1.21%        0.10%        $ 9,507           43%
    2001                  0       $ 8.88  -19.64%      2.53%     -1.01%        0.10%        $ 6,050           35%
    2002                  0       $ 6.63  -25.34%      2.67%     -0.41%        0.10%        $ 3,471          117%
    2003                  0       $ 8.32   25.49%      2.74%     -0.50%        0.11%        $ 3,248           51%

GOVERNMENT FUND-INVESTOR A SHARES
    1999              -0.49       $ 9.02   -1.43%      1.08%      5.18%        0.06%        $ 36,720          74%
    2000              -0.5        $ 9.48   11.01%      1.05%      5.46%        0.06%        $ 43,412          69%
    2001              -0.54       $ 9.65    7.67%      1.10%      4.84%        0.02%        $ 45,573          65%
    2002              -0.61       $ 9.76    7.64%      1.19%      3.44%        0.00%        $ 44,018         398%
    2003              -0.38       $  9.6    2.27%      1.16%      1.93%        0.00%        $ 42,195         617%

GOVERNMENT FUND-INVESTOR B SHARES
    1999              -0.41       $10.28   -2.25%      1.89%      4.40%        0.00%        $ 1,554           74%
    2000              -0.41       $10.89   10.19%      1.86%      4.66%        0.00%        $ 1,531           69%
    2001              -0.45       $11.16    6.75%      1.87%      4.04%        0.00%        $ 1,953           65%
    2002              -0.53       $11.39    6.89%      1.94%      2.53%        0.00%        $ 4,839          398%
    2003              -0.29       $11.29    1.66%      1.91%      1.18%        0.00%        $ 3,737          617%

MONEY MARKET FUND-INVESTOR A SHARES
    1999              -0.045      $    1    4.61%      0.58%      4.53%        0.15%        $194,528         N/A
    2000              -0.057      $    1    5.85%      0.56%      5.68%        0.15%        $162,804         N/A
    2001              -0.035      $    1    3.54%      0.66%      3.41%        0.05%        $180,951         N/A
    2002              -0.01       $    1    1.03%      0.72%      1.03%        0.00%        $173,650         N/A
    2003              -0.004      $    1    0.43%      0.75%      0.45%        0.01%        $166,298         N/A

(a) Per share information is based on average outstanding shares.
(b) Based on net asset value, which does not reflect the sales charge or contingent deferred sales charge.
(c) This voluntary expense decrease is reflected in both the expense and net investment income ratios.

THE RIVERFRONT LARGE COMPANY
     SELECT FUND

THE RIVERFRONT BALANCED FUND

THE RIVERFRONT SMALL COMPANY
     SELECT FUND

THE RIVERFRONT SELECT
     VALUE FUND

THE RIVERFRONT U.S. GOVERNMENT FUND
(FORMERLY THE RIVERFRONT U.S. GOVERNMENT INCOME FUND)

INVESTOR A SHARES AND INVESTOR B SHARES


THE RIVERFRONT U.S. GOVERNMENT
     SECURITIES MONEY MARKET FUND

INVESTOR A SHARES

PORTFOLIOS OF THE PROVIDENT RIVERFRONT FUNDS
(FORMERLY THE RIVERFRONT FUNDS)

A Statement of Additional Information ("SAI") dated February 29, 2004, is incorporated by reference into this prospectus. Additional information about the Funds and their investments is contained in the Funds' SAI and Annual and Semi-Annual Reports to shareholders as they become available. The Annual Report's Management's Discussion of Fund Performance discusses market conditions and investment strategies that significantly affected the Fund's performance during its last fiscal year. To obtain the SAI, Annual Report, Semi-Annual Report and other information without charge, and to make inquiries, call 1-800-424-2295.

You can obtain information about the Funds (including the SAI) by writing to or visiting the SEC's Public Reference Room in Washington, DC. You may also access Fund information from the EDGAR Database on the SEC's Internet site at http://www.sec.gov. You can obtain copies of this information by contacting the SEC by email at publicinfo@sec.gov or by writing to the SEC's Public Reference Section, Washington, DC 20549-0102, and paying copying fees. Call 1-202-942-8090 for information on the Public Reference Room's operations and copying fees.

SEC File No. 811-6082

                               INVESTMENT ADVISER
                       PROVIDENT INVESTMENT ADVISORS, INC.
                          ONE EAST FOURTH STREET, 318B
                             CINCINNATI, OHIO 45202




                                   DISTRIBUTOR
                             EDGEWOOD SERVICES, INC.
                              5800 CORPORATE DRIVE
                            PITTSBURGH, PA 15237-7002




                        FOR ADDITIONAL INFORMATION CALL:
                              MUTUAL FUND SERVICES
                                 1-800-424-2295
                             WWW.RIVERFRONTFUNDS.COM










G02567-01 (2/04)
744037300          744037409         744037102        744037201
744037706          744037805         744037508        744037607
744037888          744037870         744037862